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                                                                     Exhibit 4.4

                             STOCK OPTION AGREEMENT

          THIS AGREEMENT made and entered into as the _____ day of January, 1997 (the "date of grant") by and between RENT-WAY, INC., a Pennsylvania corporation (the "Company"), and DAVID COLEMAN (the "Optionee").

                                  WITNESSETH:

          WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement, dated as of January __, 1997 by and among the Optionee, the Company and Bill Coleman TV, Inc. (the "Purchase Agreement"), the Company is granting the Optionee an option to purchase 25,000 shares of authorized Common Stock of the Company;

          NOW, THEREFORE, in consideration of the premises, the mutual promises and representations contained in this Stock Option Agreement, and intending to be legally bound, the parties agree as follows:

          1. STOCK OPTION. The Company hereby grants to Optionee an option to purchase from it, upon the terms and conditions set forth herein, an aggregate of 25,000 shares of authorized Common Stock of the Company (the "Option").

          2. TERMS OF STOCK OPTION. The right to purchase stock pursuant to this Option is subject to the following terms, conditions and covenants:

               (a) The option price is $8.875 per share, being the fair market value of the Common Stock of the Company on December 19, 1996 (the "Option Price").

               (b) The Option may be exercised in whole or part at any time or from time to time for the amount vested within a five (5) year period from the date of grant.

               (c) In case of death or disability of Optionee, the Option may be exercised by his duly authorized legal representative or by the person or persons who shall have acquired the Option by bequest or inheritance.

               (d) The Option Price shall be payable to the Company upon the exercise of the Option in cash, by certified check or by wire transfer.

          3. RIGHTS AS SHAREHOLDER. The Optionee shall have no right as a shareholder with respect to any shares covered by this Option until the date of issuance of a stock certificate to him for the shares, which shall occur no later than the fifth business day after exercise of the Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date a stock certificate is issued, except as provided in Section 4, below.


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          4.   RECAPITALIZATION. Subject to any required action by the
               shareholders of the Company, the number of shares of stock issuable upon exercise of the Option and the exercise price per share, shall be appropriately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from the subdivision or consolidation of shares or the payment of stock dividends (but only on the stock). Subject to any required action by the shareholders, if the Company shall be the surviving Company in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to the option would have been entitled. A sale of all of the shares of Common Stock of the Company ("Stock Sale"), a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving company shall cause each outstanding option to terminate, provided that each Optionee shall, in such event, have the right, immediately prior to such dissolution or liquidation or merger or consolidation in which the Company is not the surviving company, to exercise the option in whole or in part, except as otherwise provided in this Agreement. The Company shall mail to the Optionee notice of any such Stock Sale, dissolution, liquidation, or merger or consolidation at least ten (10) days prior to such event.

               To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Company's Board of Directors acting in good faith, whose determination in that respect shall be final, binding and conclusive.

               Except as expressly provided in this Section 4, the Optionee shall have no rights by reason of an increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another company, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

               The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

          5. INVESTMENT PURPOSE. This Option is granted on the condition that any purchase of stock covered by the Option shall be for investment purposes, and not with a view towards resale or distribution. Any shares issued pursuant to the Option shall be restricted and shall not have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Such shares may not be resold without registration with the Securities and Exchange Commission unless, in the reasonable opinion of counsel for the Company, such registration is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency, national securities exchange, or national securities association. All certificates for Common Stock issued by the Company pursuant to this Agreement, except shares registered under the Securities Act, shall contain the following statement when issued:

                    "The securities represented by this certificate have not been registered under any applicable federal or state securities acts in reliance upon exemptions under those acts. These securities may not be transferred unless the Company receives a


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                    satisfactory opinion of counsel that such transfer will not violate any applicable securities laws."

          6.   Miscellaneous.

               (a) The Company shall at all times reserve and keep available for issuance the number of authorized shares of its Common Stock necessary for the purpose of issuance upon exercise of this Option, and such shares shall at no time have an aggregate par value in excess of the applicable option price for such shares.

               (b) If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or net profits or by way of a stock dividend payable on its common stock, the Company shall mail notice thereof to the Optionee not less than 30 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the Optionee shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof unless and to the extent that this Option is exercised prior to such record date.

               (c) Fractional shares shall be issued upon the exercise of this Option in any case where the Optionee would be entitled to receive a fractional share upon such exercise.

               (d) The Company covenants and agrees that the shares of stock represented by each certificate for its Common Stock to be delivered on the exercise of this Option will, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state issuance or transfer taxes that may be payable in respect of this Option or any common stock or certificates issued thereunder. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the Optionee, and any such tax shall be paid of the Optionee at the time of presentation.

               (e) The right to exercise this Option shall not be suspended during any period that the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver stock certificates upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of such certificates until the opening of such books. In such case, the certificates shall be delivered promptly after the books are opened.

               (f) This Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns.

               (g) Any and all notices, designations, consents, offers and acceptances or other communications provided for shall be given in writing by registered mail, which shall be addressed, in the case of the Company, to the principal office, and in the case of the Optionee, to his residence or such other address as may have been designated by him.


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               (h)  The invalidity or enforceability of any particular
                    provision of this Agreement shall not affect the other provisions, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision or provisions were omitted.

               (i) The Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the Company has caused this Option Agreement to be signed by its President, and Optionee has hereunto set his hand and seal.

OPTIONEE                                     RENT-WAY, INC.

/s/ David Coleman                            By: /s/ William E. Morgenstern
David Coleman                                    William E. Morgenstern
                                                 President


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                    EXERCISE OF STOCK OPTION AND DECLARATION

         Pursuant to the provisions of the Option Agreement entered into as of January __, 1997 between Rent-Way, Inc. (The "Company") and the undersigned as Optionee. I hereby exercise the Stock Option to the extent of ______ shares of Common Stock of the Company. I hereby make payment as follows:

          o         Cash/certified check in the amount of $_____________.

          o         Wire transfer in the amount of $________________________.

         I have been advised that these shares may not be sold or offered for sale in the absence of an effective registration statement as to the securities under the Securities Act of 1933, as amended, or my delivery to the Company of an Opinion of Counsel satisfactory to the Company that such registration is not required.

Date: ___________________, 199_                   _________________________
                                                  Optionee (Signature)

Social Security Number:                           Address:

___________________________________               _________________________

                                                  _________________________

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